BYLAWS

OF

MEDICAL HOSPITALITY GROUP, INC.

TABLE OF CONTENTS

BYLAWS

OF

MEDICAL HOSPITALITY GROUP, INC.

ARTICLE I - OFFICES

1

Section 1.  Principal Office

1

Section 2.  Other Offices

1

ARTICLE II - MEETINGS OF THE STOCKHOLDERS

1

Section 1.  Place of Meetings

1

Section 2.  Annual Meeting

1

Section 3.  Special Meeting

1

Section 4.  Notice of Annual or Special Meeting

1

Section 5.  Business at Special Meeting

1

Section 6.  Quorum of Stockholders

2

Section 7.  Act of Stockholders' Meeting

2

Section 8.  Voting of Shares

2

Section 9.  Proxies

2

Section10.  Action by Written Consent Without a Meeting

3

ARTICLE III - BOARD OF DIRECTORS

3

Section 1.  Powers

3

Section 2.  Number of Directors

3

Section 3.  Election and Term

3

Section 4.  Vacancies

4

Section 5.  Resignation and Removal

4

Section 6.  Compensation of Directors

4

(1)

Section 7.  Chairman of the Board

ARTICLE IV - MEETINGS OF THE BOARD

4

Section 1.  First Meeting

4

Section 2.  Regular Meetings

4

Section 3.  Special Meetings

4

Section 4.  Notice of Special Meeting

5

Section 5.  Quorum of Directors

5

Section 6.  Act of Directors' Meeting

5

Section 7.  Action by Unanimous Written Consent Without a Meeting

5

Section 8.  Interested Directors

5

ARTICLE V - COMMITTEES

6

ARTICLE VI - NOTICES

6

Section 1.  Methods of Giving Notice

6

Section 2.  Waiver of Notice

7

Section 3.  Attendance as Waiver

7

ARTICLE VII - DIRECTORS' ACTION WITHOUT A MEETING BY USE OF

CONFERENCE TELEPHONE

7

ARTICLE VIII - OFFICERS

7

Section 1.  Executive Officers

7

Section 2.  Election and Qualification

7

Section 3.  Salaries

7

Section 4.  Term, Removal and Vacancies

8

Section 5.  Chief Executive Officer

8

Section 6.  President

8

Section 7.  Vice Presidents

8

(2)

Section 8.  Secretary

Section 9.  Assistant Secretaries

8

Section 10.  Treasurer

9

Section 11.  Assistant Treasurer

9

Section 12.  Officers' Bond

9

ARTICLE IX - CERTIFICATES FOR SHARES

9

Section 1.  Certificates Representing Shares

9

Section 2.  Restriction on Transfer of Shares

10

Section 3.  Voting Agreements

10

Section 4.  Transfer of Shares

10

Section 5.  Lost, Stolen or Destroyed Certificate

10

Section 6.  Closing of Transfer Books and Fixing Record Date

11

Section 7.  Registered Stockholders

11

ARTICLE X - GENERAL PROVISIONS

11

Section 1.  Dividends

11

Section 2.  Reserve Fund

11

Section 3.  Annual Statement

11

Section 4.  Negotiable Instruments

12

Section 5.  Fiscal Year

12

Section 6.  Seal

12

Section 7.  Books and Records

12

ARTICLE XI - INDEMNIFICATION

12

Section 1.  Mandatory Indemnification

12

Section 2.  Mandatory Advancement of Expenses

12

ARTICLE XII - AMENDMENTS

(3)

BYLAWS

OF

MEDICAL HOSPITALITY GROUP, INC.

ARTICLE I
OFFICES

Section 1.  Principal Office.  The principal office shall be 3241 Preston Road, Suite 7, Frisco, Texas 75034.

Section 2.  Other Offices.  The corporation may also have offices at such other places both within and without the State of Maryland as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II
MEETINGS OF THE STOCKHOLDERS

Section 1.  Place of Meetings.  All meetings of the stockholders for the election of directors or for any other proper purpose shall be held at such place either within or without the State of Maryland as the Board of Directors may from time to time designate, as stated in the notice of such meeting or a duly executed waiver of notice thereof.

Section 2.  Annual Meeting.  Annual meetings of stockholders, commencing with the year 2012, shall be held on the first day of March if not a legal holiday, and if a legal holiday then on the next secular day following, or at such other date and time as shall be fixed by the board of directors between March 1 and March 31 and stated in the notice of the meeting, at which they shall elect a board of directors and may transact any business within the powers of the corporation. Any business of the corporation may be transacted at the annual meeting without being specially designated in the notice, except such business as is specifically required by statute to be stated in the notice.

Section 3.  Special Meeting.  At any time in the interval between annual meetings, special meetings of the stockholders may be called by the Board of Directors, or by the President, a Vice-President, the Secretary, or an Assistant Secretary.  Special meetings of stockholders shall be called by the Secretary upon the written request of the holders of shares entitled to not less than twenty-five percent (25%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the corporation of such costs the Secretary shall give notice stating the purpose or purposes of the meeting to all stockholders entitled to notice at such meeting. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months.

Section 4.  Notice of Annual or Special Meeting.  Not less than ten (10) nor more than ninety (90) days before the date of every stockholders' meeting, the Secretary shall give to each stockholder entitled to vote at such meeting, and to each stockholder not entitled to vote who is entitled by statute to written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail, by presenting it to him personally, by leaving it at his residence or usual place of business or by transmittal to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post-office address as it appears on the records of the corporation, with postage thereon prepaid.

Section 5.  Business at Special Meeting.  The business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice thereof.

Section 6.  Quorum of Stockholders.  At any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum; but this section shall not affect any requirement under the statute or under the charter for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7.  Act of Stockholders' Meeting.  A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by the statute or by the charter.

Section 8.  Voting of Shares.  Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, except to the extent that the voting rights of the shares of any class are limited or denied by the Articles of Incorporation or by a resolution of the Board of Directors designating a series of preferred stock.  At each election for directors, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote.

Section 9.  Proxies.  At any meeting of the stockholders, each stockholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact.  No proxy shall be valid after eleven (11) months from its date of execution unless otherwise provided in the proxy.  Each proxy shall be revocable unless expressly provided therein to be irrevocable and the proxy is coupled with an interest or otherwise made irrevocable by law.

Section 10.  Action by Written Consent Without a Meeting.  Any action required or permitted by law, the Articles of Incorporation, or these Bylaws to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voting.  Consent does not have to be unanimous.  Every written consent must bear the date of signature of each stockholder who signs the consent.  No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the corporation in the manner required by this Section 11, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded.  Delivery shall be by hand or certified or registered mail, return receipt requested.  Delivery to the corporation's principal place of business shall be addressed to the President or Chief Executive Officer of the corporation.  Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing to the action.

ARTICLE III
BOARD OF DIRECTORS

Section 1.  Powers.  The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised and done by the stockholders.

Section 2.  Number of Directors.  The number of directors shall consist of one (1) or more members as determined from time to time in accordance with these Bylaws by resolution of the Board of Directors, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3.  Election and Term.  The directors, other than the initial directors, shall be elected at the annual meeting of the stockholders except as provided in Section 4 of this Article, and each director of the corporation shall hold office until his successor is elected and qualified or until his death, resignation or removal.  Unless required by the Articles of Incorporation, directors need not be residents of the State of Maryland or stockholders of the corporation.

Section 4.  Vacancies.  Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire board of directors. If the stockholders of any class or series are entitled separately to elect one or more directors, a majority of the remaining directors elected by that class or series or the sole remaining director elected by that class or series may fill any vacancy among the number of directors elected by that class or series. A director elected by the board of directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies.

Section 5.  Resignation and Removal.  Any director may resign at any time upon giving written notice to the corporation.  At any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

Section 6.  Compensation of Directors.  Directors, as such, shall not receive any stated salary for their services but, by resolution of the board, a fixed sum, and expenses of attendance if any, may be allowed to directors for attendance at each regular or special meeting of the board of directors, or of any committee thereof, but nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

Section 6.  Chairman of the Board.  The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect one of its members Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such other powers and duties as usually pertain to such position or as may be delegated by the Board of Directors.

ARTICLE IV
MEETINGS OF THE BOARD

Section 1.  First Meeting.  The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of the stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

Section 2.  Regular Meetings.  Regular meetings of the Board of Directors may be held with or without notice at such time and at such place either within or without the State of Maryland as from time to time shall be prescribed by the Board of Directors.

Section 3.  Special Meetings.  Special meetings of the Board of Directors may be called at any time by the Board of Directors or the executive committee, if one be constituted, by vote at a meeting, or by the President or by a majority of the directors or a majority of the members of the executive committee in writing with or without a meeting. Special meetings may be held at such place or places within or without Maryland as may be designated from time to time by the Board of Directors; in the absence of such designation such meetings shall be held at such places as may be designated in the call.

Section 4.  Notice of Special Meeting.  Notice of the place and time of every special meeting of the Board of Directors shall be served on each director or sent to him by telegraph or by mail, or by leaving the same at his residence or usual place of business at least ten (10) days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the director at his post-office address as it appears on the records of the corporation, with postage thereon prepaid.

Section 5.  Quorum of Directors.  A majority of the Board of Directors shall constitute a quorum for the transaction of business, unless a greater number is required by law or the Articles of Incorporation.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6.  Act of Directors' Meeting.  The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or the Articles of Incorporation.

Section 7.  Action by Unanimous Written Consent Without a Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors or any executive committee under the provisions of any applicable law, the Articles of Incorporation or these Bylaws may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all members of the Board of Directors or of the executive committee, as the case may be.  Such consent shall have the same force and effect as a unanimous vote of the Board of Directors or of the executive committee, as the case may be.

Section 8.  Interested Directors.  No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one (1) or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(a)

The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)

The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, other than the votes of shares owned of record or beneficially by the interested director or corporation, firm, or other entity; or

(c)

The contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

ARTICLE V
COMMITTEES

The Board of Directors may appoint from among its members an executive committee and other committees composed of one or more directors, and may delegate to such committees, any of the powers of the Board of Directors except the power to declare dividends or distributions on stock, recommend to the stockholders any action which requires stockholder approval, amend the Bylaws, approve any merger or share exchange which does not require stockholder approval or issue stock. However, if the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the board of directors by resolution or by adoption of a stock option plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the board of directors to act in the place of such absent members.  The committees shall keep minutes of their proceedings and shall report the same to the board of directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the board of directors, provided that no rights of third persons shall be affected by any such revision or alteration.

ARTICLE VI
NOTICES

Section 1.  Methods of Giving Notice.  Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. In the case of stockholders' meetings the notice may be left at the stockholder’s residence or usual place of business or transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means. Notice to directors may also be given by telegram.

Section 2.  Waiver of Notice.  Whenever any notice is required to be given to any stockholder or director under the provisions of any law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 3.  Attendance as Waiver.  Attendance of a stockholder or director at a meeting shall constitute a waiver of notice of such meeting, except where a stockholder or director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, a meeting need be specified in any written waiver unless required by the Articles of Incorporation or these Bylaws.

ARTICLE VII
DIRECTORS' ACTION WITHOUT A MEETING BY USE
OF CONFERENCE TELEPHONE

Subject to the provisions required or permitted for notice of meetings, unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors or members of any committee designated by such Board may participate in and hold a meeting of such Board or committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VIII
OFFICERS

Section 1.  Executive Officers.  The officers of the corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors may also elect Vice-Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Two or more offices, except those of President and Vice-President, may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the charter or these Bylaws to be executed, acknowledged or verified by two or more officers.

Section 2.  Election and Qualification.  The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a President, a Secretary and a Treasurer, none of whom need be a member of the Board, and may choose one or more Vice-Presidents.  The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 3.  Salaries.  The compensation of all officers and agents of the corporation shall be determined by the Board of Directors.

Section 4.  Term, Removal and Vacancies.  The officers of the corporation shall serve for one year and until their successors are chosen and qualify. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the board of directors shall fill the vacancy.

Section 5.  Chief Executive Officer.  The Chief Executive Officer shall preside at all meetings of the stockholders and have such other powers and duties as usually pertain to such office or as may be delegated by the Board of Directors.

Section 6.  President.  The President shall be ex-officio a member of all standing committees and shall have general powers of oversight, supervision and management of the business and affairs of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The President shall have such other powers and duties as usually pertain to such office or as may be prescribed by the Board of Directors.  He shall execute bonds, mortgages, instruments, contracts, agreements, and other documentation, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

Section 7.  Vice Presidents.  The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 8.  Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the Secretary’s signature or by the signature of an Assistant Secretary.

Section 9.  Assistant Secretaries.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 10.  Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.  The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the Board of Directors so requires an account of all the Treasurer’s transactions as Treasurer and of the financial condition of the corporation.

Section 11.  Assistant Treasurer.  The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 12.  Officers' Bond.  If required by the Board of Directors, any officer so required shall give the corporation a bond (which shall be renewed as the Board may require) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of any and all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

ARTICLE IX
CERTIFICATES FOR SHARES

Section 1.  Certificates Representing Shares.  Unless otherwise decided by the Board of Directors, the corporation shall not issue certificates representing shares. However, if the Board of Directors decides to issue certificates, each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and kind and class of shares owned by the stockholder in the corporation. Each certificate shall be signed by the President or a Vice-President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal.  The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In case any officer who has signed any certificate ceases to be an officer of the corporation before the certificate is issued, the certificate may nevertheless be issued by the corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue. Each stock certificate shall include on its face the name of the corporation, the name of the stockholder and the class of stock and number of shares represented by the certificate. If the corporation has authority to issue stock of more than one class, the stock certificate shall contain on its face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the corporation is authorized to issue and if the corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set, and the authority of the board of directors to set the relative rights and preferences of subsequent series.  A summary of such information included in a registration statement permitted to become effective under the Federal Securities Act of 1933, as now or hereafter amended, shall be an acceptable summary for the purposes of this section. In lieu of such full statement or summary, there may be set forth upon the face or back of the certificate a statement that the corporation will furnish to any stockholder upon request and without charge, a full statement of such information.  A stock certificate may not be issued until the stock represented by it is fully paid, except in the case of stock purchased under an option plan as provided by Section 2-207 of the Corporations and Associations Article of the Annotated Code of Maryland.

Section 2.  Restriction on Transfer of Shares.  If any restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the corporation, as permitted by law, the Articles of Incorporation, or these Bylaws, such restriction shall be noted conspicuously on each certificate representing or state that the corporation will furnish information about the restriction to the stockholder on request and without charge.

Section 3.  Voting Agreements.  A written counterpart of any voting trust agreement entered into among any number of stockholders of the corporation, or any number of stockholders of the corporation and the corporation itself, for the purpose of providing that shares of the corporation shall be voted in the manner prescribed in the agreement shall be deposited with the corporation at its registered office in Maryland and shall be subject to the inspection by any stockholder of the corporation or any beneficiary of the agreement daily during business hours.  In addition, certificates of stock or uncertificated stock shall be issued to the person or persons, or corporation or corporations authorized to act as trustee for purposes of vesting in such person or persons, corporation or corporations, the right to vote such shares, to represent any stock of an original issue so deposited with him or them, and any certificates of stock or uncertificated stock so transferred to the voting trustee or trustees shall be surrendered and cancelled and new certificates or uncertificated stock shall be issued therefore to the voting trustee or trustees.  In the certificate so issued, if any, it shall be stated that it is issued pursuant to such agreement, and that fact shall also be stated in the stock ledger of the corporation.

Section 4.  Transfer of Shares.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.  Lost, Stolen or Destroyed Certificate.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the corporation a bond, with sufficient surety, to the corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

Section 6.  Closing of Transfer Books and Fixing Record Date.  The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than ninety days, and in case of a meeting of stockholders not less than ten days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting.

Section 7.  Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

ARTICLE X
GENERAL PROVISIONS

Section 1.  Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in its own shares, subject to the provisions of the statute and of the Articles of Incorporation.

Section 2.  Reserve Fund.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3.  Annual Statement.  The President or a Vice-President or the Treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of stockholders and shall be filed within twenty days thereafter at the principal office of the corporation in the State of Maryland.

Section 4.  Negotiable Instruments.  All checks, drafts, and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 5.  Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 6.  Seal.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.  Books and Records.  The corporation shall keep books and records of account and shall keep minutes of the proceedings of the stockholders, the Board of Directors, and each committee of the Board of Directors.  The corporation or its appointed Transfer Agent shall maintain a stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder.  Any books, records, minutes, and stock ledger may be in written form or in any other form capable of being converted into written form within a reasonable time.

ARTICLE XI
INDEMNIFICATION

Section 1.  Mandatory Indemnification.  To the fullest extent permitted by the Corporations and Associations Article of the Annotated Code of Maryland, as the same may be amended from time to time, the corporation shall indemnify any and all of its directors and officers, or former directors and officers, or any person who may have served at the corporation's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

Section 2.  Mandatory Advancement of Expenses.  To the fullest extent permitted by the Associations Article of the Annotated Code of Maryland, as the same may be amended from time to time, the corporation shall pay in advance all expenses (including attorneys' fees) incurred by any director or officer, or former director or officer, or any person who may have served at the corporation's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, in defending any civil, criminal, administrative or investigative action, suit or proceeding.  Such person shall repay such amount to the corporation if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by this Article XI.

ARTICLE XII
AMENDMENTS

The Board of Directors shall have the power, at any regular meeting or at any special meeting if notice thereof be included in the notice of such special meeting, to alter or repeal any bylaws of the corporation and to make new bylaws, except that the Board of Directors shall not alter or repeal any bylaws made by the stockholders.